As filed with the Securities and Exchange Commission on June 23, 2010.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	73-0618660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5 Greenway Plaza, Suite 100
Houston, Texas 77046
(Address of principal executive offices including zip code)
Parker Drilling Company 2010 Long-Term Incentive Plan
(Full title of plan)
Kirk Brassfield
Senior Vice President & Chief Financial Officer
5 Greenway Plaza, Suite 100
Houston, Texas 77046
281-406-2000
(Name, address and telephone number of agent for service)
Copy to:
Kelly Rose
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana St.
Houston, Texas 77002
Telephone: (713) 229-1234
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered (1)	share (2)	price (2)	Registration Fee
Common Stock, $.16 2/3 par value per share	5,800,000 shares	$4.335	$25,143,000	$1,792.70

(1)	The shares of Common Stock being registered consist of 5,800,000 shares that may be issued under the Parker Drilling Company 2010 Long-Term Incentive Plan. Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the Parker Drilling Company 2010 Long-Term Incentive Plan. This registration statement also covers additional shares of Common Stock equal to the number of shares subject to outstanding awards under the Parker Drilling Company 2005 Long-Term Incentive Plan (the “Prior Plan”) that may in the future be cancelled, terminated, forfeited or expire unexercised and issued under the Parker Drilling Company 2010 Long-Term Incentive Plan. Effective May 7, 2010, no future awards may be made under the Prior Plan. The Registrant has previously paid a registration fee in the amount of $420.44 in connection with the shares issuable under the Prior Plan in connection with the registration of such shares on Form S-8 (Registration No. 333-158130 filed March 20, 2009).

(2)	The amounts are based upon the average high and low sales prices per share of Common Stock as reported on the New York Stock Exchange on June 18, 2010, and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Note: The document(s) containing the information concerning the Parker Drilling Company 2010 Long-Term Incentive Plan (the “2010 Plan”) required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Parker Drilling Company (the “Company”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents heretofore filed by the Company with the Commission are incorporated by reference in this Registration Statement:
     (1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
     (2) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.
     (3) The Company’s Current Reports on Form 8-K (and amendments thereto) dated March 8, 2010, March 11, 2010, March 22, 2010, March 24, 2010 and May 11, 2010.
     (4) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, dated June 16, 1969, including any amendment or report heretofore or hereafter filed for the purpose of updating such description.
     In addition, all documents subsequently filed (but not furnished) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     General Corporation Law of the State of Delaware
     Section 145 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with defense or settlement of such an action and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any such action or claim, issue or matter, that person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action or claim, issue or matter.

     Restated Certificate of Incorporation
     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company’s Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.
     Bylaws and Indemnification Agreements
     The Bylaws of the Company contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the Delaware General Corporation Law. In addition, the Company has entered into specific agreements with the directors and officers of the Company providing for indemnification of such persons, including the advancement of expenses, under certain circumstances.
     2010 Plan
     In addition, Section 1.3(f) of the 2010 Plan provides that each person who is or was a member of the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board shall be indemnified by the Company to the fullest extent permitted by law against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the 2010 Plan.
     The discussion of the Company’s Restated Certificate of Incorporation, Bylaws, Indemnification Agreements, 2010 Plan and Section 145 of the Delaware General Corporation Law included in this Item 6 is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.
     In addition, the Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following items are included as exhibits to this Registration Statement, including those items incorporated by reference herein:

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of the Company, as amended on May 16, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2007).

3.2	Bylaws of the Company, as amended on January 31, 2003 (incorporated by reference to Exhibit 3(d) to the Company’s Annual Report on Form 10-K filed on March 20, 2003).

4.1	Parker Drilling Company 2010 Long-Term Incentive Plan (incorporated herein by reference to Annex A to the Company’s 2010 Proxy Statement dated March 16, 2010).

5.1*	Opinion of Baker Botts L.L.P.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24*	Power of Attorney (included in signature page hereof).

*	Filed herewith.

Item 9. Undertakings.
     (a) The undersigned Company hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 23, 2010.

PARKER DRILLING COMPANY
By:	/s/ David C. Mannon
David C. Mannon
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Mannon and W. Kirk Brassfield, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert L. Parker, Jr. Robert L. Parker, Jr.	Executive Chairman	June 23, 2010

/s/ David C. Mannon David C. Mannon	President and Chief Executive Officer (Principal Executive Officer)	June 23, 2010

/s/ W. Kirk Brassfield W. Kirk Brassfield	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 23, 2010

/s/ Philip A. Schlom Philip A. Schlom	Corporate Controller (Principal Accounting Officer)	June 23, 2010

/s/ R. Rudolph Reinfrank R. Rudolph Reinfrank	Director	June 23, 2010

/s/ John W. Gibson, Jr. John W. Gibson, Jr.	Director	June 23, 2010

/s/ Roger B. Plank Roger B. Plank	Director	June 23, 2010

Signature	Title	Date

/s/ Robert E. McKee III Robert E. McKee III	Director	June 23, 2010

/s/ George J. Donnelly George J. Donnelly	Director	June 23, 2010

/s/ Robert W. Goldman Robert W. Goldman	Director	June 23, 2010

/s/ Gary R. King Gary R. King	Director	June 23, 2010

EXHIBIT INDEX

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of the Company, as amended on May 16, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2007).

3.2	Bylaws of the Company, as amended on January 31, 2003 (incorporated by reference to Exhibit 3(d) to the Company’s Annual Report on Form 10-K filed on March 20, 2003).

4.1	Parker Drilling Company 2010 Long-Term Incentive Plan (incorporated herein by reference to Annex A to the Company’s 2010 Proxy Statement dated March 16, 2010).

5.1*	Opinion of Baker Botts L.L.P.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24*	Power of Attorney (included in signature page hereof).

*	Filed herewith.